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                            BALDWIN & LYONS, INC. AND SUBSIDIARIES
                            FORM 10-K YEAR ENDED DECEMBER 31, 2005

                                          EXHIBIT 11


                               COMPUTATION OF PER SHARE EARNINGS




                                                -----------------------------------------------------------
                                                                    YEAR ENDED DECEMBER 31
                                                -----------------------------------------------------------
                                                       2005                 2004                 2003
                                                -----------------    -----------------    -----------------
Basic:
  Average number of Class A and
   Class B shares outstanding                         14,753,133           14,641,300           14,562,310
                                                =================    =================    =================

  Net income                                         $34,222,602          $30,305,585          $33,075,554
                                                =================    =================    =================

  Per Share Amount                                        $ 2.32               $ 2.07               $ 2.27
                                                =================    =================    =================


Diluted:
  Average number of Class A and
   Class B shares outstanding                         14,753,133           14,641,300           14,562,310

  Dilutive stock options--based on
    treasury stock method using higher
    of average or year end market prices                 109,554              147,824              135,659
                                                -----------------    -----------------    -----------------
                                        TOTALS        14,862,687           14,789,124           14,697,969
                                                =================    =================    =================

  Net income                                         $34,222,602          $30,305,585          $33,075,554
                                                =================    =================    =================

  Per Share Amount                                        $ 2.30               $ 2.05               $ 2.25
                                                =================    =================    =================


Note:  All share, per share and option amounts reflect a five-for-four stock split, effective February 17, 2003.

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